Exhibit 10.36

1.07	DEFERRAL CONTRIBUTIONS

	(a)	☒

Deferral Contributions - Participants may elect to have a portion of their Compensation contributed to the Plan on a before-tax basis pursuant to Code Section 401(k). Pursuant to Subsection 5.03(a) of the Basic Plan Document, if Catch-Up Contributions are selected below, the Plan’s deferral limit is 75%, unless the Employer elects an alternative deferral limit in Subsection 1.07(a)(1)(A) below. If Catch-Up Contributions are selected below, and the Employer has specified a percentage in Subsection 1.07(a)(1)(A) that is less than 75%, a Participant eligible to make Catch-Up Contributions shall (subject to the statutory limits in Treasury Regulation Section 1.414-1(b)(1)(i)) in any event be permitted to contribute in excess of the specified deferral limit up to 100% of the Participant’s “effectively available Compensation” (i.e., Compensation available after other withholding), as required by Treasury Regulation Section 1.414(v)-1(e)(1)(ii)(B).

(1)

Regular Contributions - The Employer shall make a Deferral Contribution in accordance with Section 5.03 of the Basic Plan Document on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question. Such Deferral Contribution shall not exceed the deferral limit specified in Subsection 5.03(a) of the Basic Plan Document or in Subsection 1.07(a)(1)(A) below, as applicable. Check and complete the appropriate box(es), if any.

			(A)	☒

The deferral limit is 60% (must be a whole number multiple of one percent) of Compensation. (Unless a different deferral limit is specified, the deferral limit shall be 75%. If Option 1.07(a)(4), Catch-Up Contributions, is selected below, complete only if deferral limit is other than 75%.)

			(B)	☐

Instead of specifying a percentage of Compensation, a Participant’s salary reduction agreement may specify a dollar amount to be contributed each payroll period, provided such dollar amount does not exceed the maximum percentage of Compensation specified in Subsection 5.03(a) of the Basic Plan Document or in Subsection 1.07(a)(1)(A) above, as applicable.

(C)

A Participant may increase or decrease, on a prospective basis, his salary reduction agreement percentage or, if Roth 401(k) Contributions are selected in Subsection 1.07(a)(5) below, the portion of his Deferral Contributions designated as Roth 401(k) Contributions (check one):

					(i)	☐	as of the beginning of each payroll period.

					(ii)	☒	as of the first day of each month.

					(iii)	☐	as of each Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

					(iv)	☐	as of the first day of each calendar quarter.

					(v)	☐	as of the first day of each Plan Year.

					(vi)	☐	other. (Specify, but must be at least once per Plan Year).

Note: Notwithstanding the Employer’s election hereunder, if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked, the Plan provides that an Active Participant may change his salary reduction agreement percentage for the Plan Year within a reasonable period (not

Plan Number 85085	85085-1324997478
The CORPORATEplan for RetirementSM
Volume Submitter Defined Contribution Plan

© 2011 FMR LLC

All rights reserved.

fewer than 30 days) of receiving the notice described in Section 6.09 of the Basic Plan Document.

(D)

A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator but in such case may not file a new salary reduction agreement until (check one):

			(i)	☐	the beginning of the next payroll period.

			(ii)	☐	the first day of the next month.

			(iii)	☒	the next Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

			(iv)	☐	as of the first day of each calendar quarter.

			(v)	☐	as of the first day of each Plan Year.

			(vi)	☐	other. (Specify, but must be at least once per Plan Year).

(2)	☒

Additional Deferral Contributions - The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make additional Deferral Contributions in an amount up to 100% of their effectively available Compensation for the payroll period(s) designated by the Employer.

(3)	☒

Bonus Contributions - The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions in an amount up to 100% of any Employer paid cash bonuses designated by the Employer on a uniform and nondiscriminatory basis that are made for such Participants during the Plan Year. The Compensation definition elected by the Employer in Subsection 1.05(a) must include bonuses if bonus contributions are permitted. Unless a Participant has entered into a special salary reduction agreement with respect to bonuses, the percentage deferred from any Employer paid cash bonus shall be (check (A) or (B) below):

	(A)	☐			Zero.

	(B)	☒

The same percentage elected by the Participant for his regular contributions in accordance with Subsection 1.07(a)(1) above or deemed to have been elected by the Participant in accordance with Option 1.07(a)(6) below.

Note: A Participant’s contributions under Subsection 1.07(a)(2) and/or (3) may not cause the Participant to exceed the percentage limit specified by the Employer in Subsection 1.07(a)(1)(A) for the full Plan Year. If the Administrator anticipates that the Plan will not satisfy the “ADP” and/or “ACP” test for the year, the Administrator may reduce the rate of Deferral Contributions of Participants who are Highly Compensated Employees to an amount objectively determined by the Administrator to be necessary to satisfy the “ADP” and/or “ACP” test.

(4)	☒

Catch-Up Contributions - The following Participants who have attained or are expected to attain age 50 before the close of the calendar year will be permitted to make Catch-Up Contributions to the Plan, as described in Subsection 5.03(a) of the Basic Plan Document:

	(A)	☒			All such Participants.

	(B)	☐			All such Participants except those covered by a collective-bargaining agreement under which retirement benefits were a subject of good faith bargaining unless the bargaining agreement specifically provides for Catch-Up Contributions to be made on behalf of such Participants.

Note: The Employer must not select Option 1.07(a)(4) above unless all “applicable plans” (except any plan that is qualified under Puerto Rican law or that covers only employees who are covered by a collective bargaining agreement under which retirement benefits were a subject of good faith bargaining) maintained by the Employer and by any other employer that is treated as a single employer with the Employer under Code Section 414(b), (c), (m), or (o) also permit Catch-Up Contributions in the same dollar amount. An “applicable plan” is any 401(k) plan or any SIMPLE IRA plan, SEP, plan or contract that meets the requirements of Code Section 403(b), or Code Section 457 eligible governmental plan that provides for elective deferrals.

(5)	☒

Roth 401(k) Contributions. Participants shall be permitted to irrevocably designate pursuant to Subsection 5.03(b) of the Basic Plan Document that a portion or all of the Deferral Contributions made under this Subsection 1.07(a) are Roth 401(k) Contributions that are includable in the Participant’s gross income at the time deferred.

(6)	☒

Automatic Enrollment Contributions. Beginning on the effective date of this paragraph (6) (the “Automatic Enrollment Effective Date”) and subject to the remainder of this paragraph (6), unless an Eligible Employee affirmatively elects otherwise, his Compensation will be reduced by 3% (the “Automatic Enrollment Rate”), such percentage to be increased in accordance with Option 1.07(b) (if applicable), for each payroll period in which he is an Active Participant, beginning as indicated in Subsection 1.07(a)(6)(A) below, and the Employer will make a pre-tax Deferral Contribution in such amount on the Participant’s behalf in accordance with the provisions of Subsection 5.03(c) of the Basic Plan Document (an “Automatic Enrollment Contribution”).

	(A)	With respect to an affected Participant, Automatic Enrollment Contributions will begin as soon as administratively feasible on or after (check one):

		(i)	☐	The Participant’s Entry Date.

		(ii)	☒	30 (minimum of 30) days following the Participant’s date of hire, but no sooner than the Participant’s Entry Date.

Within a reasonable period ending no later than the day prior to the date Compensation subject to the reduction would otherwise become available to the Participant, an Eligible Employee may make an affirmative election not to have Automatic Enrollment Contributions made on his behalf. If an Eligible Employee makes no such affirmative election, his Compensation shall be reduced and Automatic Enrollment Contributions will be made on his behalf in accordance with the provisions of this paragraph (6), and Option 1.07(b) if applicable, until such Active Participant elects to change or revoke such Deferral Contributions as provided in Subsection 1.07(a)(1)(C) or (D). Automatic Enrollment Contributions shall be made only on behalf of Active Participants who are first hired by the Employer on or after the Automatic Enrollment Effective Date and do not have a Reemployment Commencement Date, unless otherwise provided below.

	(B)	☒

Additionally, unless such affected Participant affirmatively elects otherwise within the reasonable period established by the Plan Administrator, Automatic Enrollment Contributions will be made with respect to the Employees described below. (Check all that apply.)

		(i)		☐

Inclusion of Previously Hired Employees. On the later of the date specified in Subsection 1.07(a)(6)(A) with regard to such Eligible Employee or as soon as administratively feasible on or after the 30th day following the Notification Date specified in Subsection 1.07(a)(6)(B)(i)(I)below, Automatic Enrollment

Contributions will begin for the following Eligible Employees who were hired before the Automatic Enrollment Effective Date and have not had a Reemployment Commencement Date. (Complete (I), check (II) or (III), and complete (IV), if applicable.)

				(I)	Notification Date: . (Date must be on or after the Automatic Enrollment Effective Date.)

				(II)	☐	Unless otherwise elected in Subsection 1.07(a)(6)(B)(i)(IV) below, all such Employees who have never had a Deferral Contribution election in place.

				(III)	☐

Unless otherwise elected in Subsection 1.07(a)(6)(B)(i)(IV) below, all such Employees who have never had a Deferral Contribution election in place and were hired by the Employer before the Automatic Enrollment Effective Date, but on or after the following date:                        .

				(IV)	☐

In addition to the group of Employees elected in Subsection 1.07(a)(6)(B)(i)(II) or (III) above, any Employee described in Subsection 1.07(a)(6)(B)(i)(II) or (III) above, as applicable, even if he has had a Deferral Contribution election in place previously, provided he is not suspended from making Deferral Contributions pursuant to the Plan and has a deferral rate of zero on the Notification Date.

			(ii)	☒

Inclusion of Rehired Employees. Unless otherwise stated herein, each Eligible Employee having a Reemployment Commencement Date on the date indicated in Subsection 1.07(a)(6)(A) above. If Subsection 1.07(a)(6)(B)(i)(III) is selected, only such Employees with a Reemployment Commencement on or after the date specified in Subsection 1.07(a)(6)(B)(i)(III) will be automatically enrolled. If Subsection 1.07(a)(6)(B)(i) is not selected, only such Employees with a Reemployment Commencement on or after the Automatic Enrollment Effective Date will be automatically enrolled. If Subsection 1.07(a)(6)(A)(ii) has been elected above, for purposes of Subsection 1.07(a)(6)(A) only, such Employee’s Reemployment Commencement Date will be treated as his date of hire.

(b)	☐

Automatic Deferral Increase: (Choose only if Automatic Enrollment Contributions are selected in Option 1.07(a)(6) above) - Unless an Eligible Employee affirmatively elects otherwise after receiving appropriate notice, Deferral Contributions for each Active Participant having Automatic Enrollment Contributions made on his behalf shall be increased annually by the whole percentage of Compensation stated in Subsection 1.07(b)(1) below until the deferral percentage stated in Subsection 1.07(a)(1) is reached (except that the increase will be limited to only the percentage needed to reach the limit stated in Subsection 1.07(a)(1), if applying the percentage in Subsection 1.07(b)(1) would exceed the limit stated in Subsection 1.07(a)(1)), unless the Employer has elected a lower percentage limit in Subsection 1.07(b)(2) below.

		(1)	Increase by % (not to exceed 10%) of Compensation. Such increased Deferral Contributions shall be pre-tax Deferral Contributions.

		(2)	☐	Limited to % of Compensation (not to exceed the percentage indicated in Subsection 1.07(a)(1)).

(3)

Notwithstanding the above, the automatic deferral increase shall not apply to a Participant within the first six months following the date upon which Automatic Enrollment Contributions begin for such Participant.

1.09	ROLLOVER CONTRIBUTIONS

	(a)	☒	Rollover Contributions - Employees may roll over eligible amounts from other qualified plans to the Plan subject to the additional following requirements:

		(1)	☐	The Plan will not accept rollovers of after-tax employee contributions.

		(2)	☐	The Plan will not accept rollovers of designated Roth contributions. (Must be selected if Roth 401(k) Contributions are not elected in Subsection 1.07(a)(5).)

AMENDMENT EXECUTION PAGE

(Fidelity’s Copy)

Plan Name Amphenol Corporation Employee Savings/401(k) Plan (the “Plan”)

Employer: Amphenol Corporation

(Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.)

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.07	03/30/2012
1.09	03/30/2012
Roth IPC Addendum	03/30/2012

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	Employer:

By:	By:

Title:	Title:

Date:	Date:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Accepted by: Fidelity Management Trust Company, as Trustee

By:	Date:

Title:

AMENDMENT EXECUTION PAGE

(Employer’s Copy)

Plan Name: Amphenol Corporation Employee Savings/401(k) Plan (the “Plan”)

Employer: Amphenol Corporation

(Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.)

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.07	03/30/2012
1.09	03/30/2012
Roth IPC Addendum	03/30/2012

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	Employer:

By:	By:

Title:	Title:

Date:	Date:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Accepted by: Fidelity Management Trust Company, as Trustee

By:	Date:

Title:

ADDITIONAL PROVISIONS ADDENDUM

for

Plan Name: Amphenol Corporation Employee Savings/401(k) Plan

(a)	Additional Provision(s) - The following provisions supplement and/or, to the degree described herein, supersede other provisions of this Adoption Agreement in the following manner:

	(1)	The following is added at the end of Subsection 1.07(b) as a new Subsection 1.07(c):

(c)

Exceptions to Automatic Deferral Provisions (Only if Automatic Enrollment Contributions are selected in Option 1.07(a)(6) above) - The provisions of Subsection 1.07(a)(6) and/or 1.07(b) shall be applied differently to the groups of Employees specified below. If an Eligible Employee in one of the groups described in column (A) below transfers to a different group after being notified of how the automatic enrollment provisions of the Plan shall apply to him as an Employee within the original group, the provisions of Options 1.07(a)(6) and, if applicable, 1.07(b) shall continue to apply to such Employee in accordance with the notice he received, except that the provisions of Section 1.07(b) shall cease to apply if the group to which such Employee transferred has an Automatic Increase Rate in column (D) of zero. (Complete all applicable columns of the table for each group of Employees, indicating in column (B) whether the group consists entirely of Employees subject to collective bargaining agreements(s), for which automatic deferral provisions are being differently applied.) (No group in column (A) can have an Automatic Increase Rate in column (D) unless it has an Automatic Enrollment Rate in column (C).)

(C) Automatic
					(B) All bargained	Enrollment	(D) Automatic
				(A) Description of group of Employees	collectively	Rate	Increase Rate
		(1)		An Employee designated by the Employer as a member of the substitute workforce, as distinguished from a regular full-time or part-time employee, that is a separate employment classification based on availability of work.	No	0	0

	(2)	The following replaces Subsection 1.11(a)(1)(A)(i):

		(i)	Different match percentages apply to different groups of “eligible” Participants as follows:

			(I)	☒	Flat percentage match of 3% shall be allocated only to the “eligible” Participants described below:

Class I - See Superseding Provisions Addendum for definition of Class I employees.

			(II)	☒	Flat percentage match of 0% shall be allocated only to the “eligible” Participants described below:

Class II - All employees not in Class I

Note: The Employer may be required to satisfy the nondiscriminatory benefits requirement of Code Section 401(a)(4).

	(3)	The following replaces Subsection 1.12(a)(1)(A):

		(A)	Different percentages for different groups of “eligible” Participants as follows:

Note: The Participant groups defined below must be definitely determinable groups and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b). All “eligible” Participants not included in an allocation group below constitute a group receiving zero percent for the Contribution Period.

	(i)	☒	For each Plan Year, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 2% (not to exceed 25%) of each such “eligible” Participant’s Compensation:

Class I - See Superseding Provisions Addendum for definition of Class I employees.

	(ii)	☒	For each Plan Year, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 0% (not to exceed 25%) of each such “eligible” Participant’s Compensation:

Class II - All employees not in Class I

Note: The allocation formula in Option 1.12(a)(1)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4). However, because the Employer selected Option 1.12(a)(1)(A)(i) above, the Employer may be required to restructure the Plan, as permitted by these regulations, to satisfy the nondiscriminatory benefits requirement of Code Section 401(a)(4). If the Plan cannot be restructured to satisfy the nondiscriminatory benefits requirements, the Plan shall be required to apply the general test. Cross-testing cannot be used to satisfy those requirements under this Option.

(4)	The following is added at the end of Subsection 1.20(f) as a new Subsection 1.20(g):

(a)

Partial Withdrawals - A Participant whose employment has terminated and whose Account is distributable in accordance with the provisions of Article 12 of the Basic Plan Document may elect to withdraw any portion of his vested interest in his Account in cash at any time.

Volume Submitter Defined Contribution Plan

ADDENDUM TO ADOPTION AGREEMENT

Fidelity Basic Plan Document No. 14

RE: Small Business Jobs Act of 2010

Plan Name: Amphenol Corporation Employee Savings/401(k) Plan

Fidelity 5-digit Plan Number: 85085

PREAMBLE

Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect certain provisions of the Small Business Jobs Act of 2010 (the “SBJA”). This amendment is intended as good faith compliance with the SBJA and is to be construed in accordance with applicable guidance. This amendment shall be effective with respect to Fidelity’s Volume Submitter plan as provided below.

Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

(a)	☒

In-Plan Roth Rollover Contributions. Unless Section (a)(1) is selected below and in accordance with Section 5.06 of the Basic Plan Document, any Participant or Beneficiary may elect to have otherwise distributable portions of his Account, which are not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document and are not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan. This subsection (a) shall be effective to permit such distributions on and after the following effective date: 03/30/2012 (can be no earlier than September 28, 2010).

	(1)	☐	Except as otherwise required by IRS Notice 2010-84, only a Participant who is still employed by the Employer may elect to make such an in-plan Roth Rollover.

Amendment Execution

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this       day of                          ,             .

Employer:	Amphenol Corporation	Employer:	Amphenol Corporation

By:		By:

Title:		Title:

Accepted by: Fidelity Management Trust Company, as Trustee

By:		Date:
Authorized Signatory